EXHIBIT 24

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint James H. Dodge and Susann G. Mark and each of them with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent form him in his name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 (the "Registration Statement") covering the offering of shares of common stock of Providence Energy Corporation authorized to be issued under the Providence
Energy Corporation Voluntary Investment Plan and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature                   Title                                  Date


s/ James H. Dodge           Director                               July 23, 1999
James H. Dodge

s/ Douglas H. Johnson       Director                               July 23, 1999
Douglas H. Johnson


s/ Gilbert R. Bodell, Jr.   Director                               July 23, 1999
Gilbert R. Bodell, Jr.


s/ William Kreykes          Director                               July 27, 1999
William Kreykes


s/ Paul F. Levy             Director                               July 24, 1999
Paul F. Levy


s/ John H. Howland          Director                               July 23, 1999
John H. Howland


s/ Romola A. Marsella       Director                               July 23, 1999
Romola A. Marsella


s/ Kenneth W. Washburn      Director                               July 23, 1999
Kenneth W. Washburn


s/ M. Anne Szostak          Director                               July 27, 1999
M. Anne Szostak


s/ W. Edward Wood           Director                               July 26, 1999
W. Edward Wood